UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 28, 2017

General Electric Company
(Exact name of registrant as specified in its charter)

New York	001-00035	14-0689340
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

41 Farnsworth Street, Boston, MA		02210
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (617) 443-3000

(Former name or former address, if changed since last report.)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter). ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective October 2, 2017, Jeffrey R. Immelt retired as a director and Chairman of General Electric Company’s Board of Directors (the “Board”) in light of Mr. Immelt’s determination that the CEO transition has proceeded smoothly and that John L. Flannery, Chief Executive Officer, director and Chair-Elect, was ready to succeed Mr. Immelt as Chairman of the Board. The Board concurred and elected Mr. Flannery as Chairman of the Board effective October 2, 2017. In connection with Mr. Immelt’s retirement, the Board decreased its size from 19 to 18 directors.

Effective October 2, 2017, Mr. Immelt also retired as a director and Chairman of the Board of Directors of Baker Hughes, a GE company (“BHGE”). The BHGE Board of Directors (the “BHGE Board”) elected Lorenzo Simonelli, President and Chief Executive Officer of BHGE, to succeed Mr. Immelt as Chairman and elected W. Geoffrey Beattie to serve as lead director. In connection with this transition, J. Larry Nichols resigned from the BHGE Board, and the BHGE Board decreased its size from 11 to 9 directors, each action effective on October 2, 2017.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

General Electric Company
(Registrant)

Date: October 2, 2017	/s/ Christoph A. Pereira
Christoph A. Pereira Vice President, Chief Corporate, Securities and Finance Counsel

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